Exhibit 99.1

ForceField Energy Completes Acquisition of Award Winning Commercial Lighting Company, American Lighting & Distribution

Initiates Revenue Guidance for 2014

NEW YORK, NY. (Globe Newswire-April 28, 2014) ForceField Energy Inc. (NASDAQ:FNRG) (“ForceField Energy” or the “Company”), a designer, seller and distributor of energy products and solutions, today announced that it completed the acquisition of American Lighting & Distribution (“American Lighting” or “ALD”). Based in San Diego, California, American Lighting is a leading energy-efficient, commercial lighting specialist with over 20,000 installed customers and standing relationships with many major California utilities, including Pacific Gas and Electric Company (“PG&E”), Southern California Edison, and San Diego Gas & Electric. ALD reported unaudited revenues of approximately $7.0 million in 2013, with adjusted EBITDA in excess of $900,000, or a 13% EBITDA margin.

American Lighting has successfully serviced thousands of satisfied clients since 1986. As an award winning, licensed electrical and commercial lighting contractor in the State of California, it has performed more than 2,500 installations over the past three years. ALD’s geographic footprint covers much of the western United States, and has touched as far east as Georgia. Its projects have varied in scope and met or exceeded the requirements of a broad range of facilities, including Qualcomm Stadium; premier four-star hotels and resorts; large shopping malls and other retail establishments; car dealerships; schools, prisons and other government buildings; military bases; aerospace factories; administrative offices; and warehousing locations.  Furthermore, ALD is a preferred customer of major lighting manufacturers, such as General Electric (GE); Philips; Technical Consumer Products (TCP); Sylvania; Cree; and Deco Lighting, among others.

Under the terms of the purchase agreement, ForceField paid $2.5 million in cash, issued $1.5 million of its restricted  common stock and $1.0 million in 5% senior secured notes for all of the outstanding equity of ALD; or total purchase consideration of $5,000,000. The 289,529 restricted shares of ForceField Energy’s common stock issued are subject to an initial twelve month lock-up period and are then released in equal monthly installments over the following six months. As part of the acquisition, ForceField Energy received approximately $900,000 in working capital.

The American Lighting equity holders will have the opportunity for contingent, earn-out payments of up to $2.0 million if certain increased ALD revenue and EBITDA thresholds over the three-year period post-closing, are achieved. The earn-out payments, if made, shall be equally allocated between cash and restricted common stock.

“This is a great day for ForceField Energy. Our management and board of directors are honored to join forces with an incredibly accomplished and award winning partner in American Lighting. We welcome aboard an exemplary management team, led by its highly respected chief executive, Neil Miller. With more than 20,000 customers spanning multiple industries, American Lighting will be a significant driver of future revenue growth and profitability for ForceField Energy and its stakeholders”, stated Richard ST Julien, ForceField Energy’s Executive Chairman and President of LED Operations. “This acquisition further strengthens our sales and marketing capabilities, and provides new resources through a team of in-house experienced installers and additional energy efficient and LED lighting products.”

Mr. ST Julien concluded “With a larger, more established presence in the United States, we see significant opportunities to expand our reach across a broader base of customers covering small corporations to national accounts. Through the synergies anticipated from our combined organizations, we expect to further improve our performance, efficiency and operating margins moving forward. We see great opportunity for continued growth as billions of dollars are being allocated by federal and state governments through energy efficiency programs such as Proposition 39, the recently approved clean energy jobs act in California which starting this year will allocate more than $500 million annually for programs in K-12 schools. We are confident we have the perfect products, solutions and resources in place to capitalize on these opportunities over the next several years.”

Mr. Neil Miller, ALD’s Chief Executive Officer added, “The entire American Lighting team is excited to join the ForceField organization thus enabling us to gain access to many financing packages which will be tailored to address client needs, additional technical support and to new sources of high quality and competitively priced LED products that will help accelerate our future growth”.

Initiation of Revenue Guidance for 2014:

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The Company projects $12.0 million to $15.0 million in consolidated revenue for 2014, which includes revenue generated from ALD from the closing date through year-end 2014. As a result of the Company’s focus on its LED business development and expansion activities, as well as the longer lead times associated with waste heat projects and commercialization of new technology, the Company has not included any revenue from its waste heat segment in its 2014 revenue guidance. All of the revenue included in guidance is projected to come from the Company’s LED operating segment which includes ALD.

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The above revenue guidance for 2014 does not include any potential revenue from 4 recent LED projects with bids outstanding amounting to approximately $111 million. There are no assurances that the Company will win any of these bids.

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Based on the anticipated timing of LED projects in the pipeline, the Company expects revenue to increase sequentially throughout the year with a significantly larger percentage of revenue being generated in the second half of 2014.

David Natan, ForceField’s Chief Executive Officer stated, “We believe that this initial revenue guidance for 2014 reflects the tremendous progress that we have made over the last six months in establishing a solid foundation for the future growth and profitability of our organization.  The acquisition of American Lighting is the first step in our expansive growth plan.”

About ForceField Energy Inc.

ForceField Energy Inc. and its subsidiaries comprise a globally-focused company whose products and solutions are concentrated in renewable and sustainable energy generation and improved energy efficiency.

ForceField Energy is a worldwide distributor of commercial light emitting diode (LED) products with concentration of its activity within North, Central and Latin America, the Caribbean and parts of Europe for many leading LED manufacturers. It also maintains exclusive distribution rights with Shanghai Lightsky Optoelectronics Technology Co., Ltd., a premier LED manufacturer based in the People’s Republic of China. A light emitting diode is a semiconductor device that converts electricity into light. LED lights are green products by nature since they contain no dangerous chemicals and can significantly reduce energy consumption from 50% to 85% over traditional lighting product applications.

ForceField Energy is a distributor of smart electric meters for PowerOneData International, Inc., an international company that provides advanced metering infrastructure (AMI) solutions and automated street light management (ASLM) systems. These solutions and systems provide low-cost, real-time data capture in an effort to reduce transmission distribution losses, power generation costs and operating expenses.

ForceField Energy is also a licensee of patented technology used in modular, heat recovery systems that convert waste heat into clean electricity. Its technology is based upon the principles of the Organic Rankine Cycle (ORC) and uses a proprietary, multi-component blend of fluids that are environmentally sound and more applicable at a broader range of temperatures than other energy conversion systems. These waste heat recovery systems increase both the economic and operating efficiency of a process and simultaneously decrease the amount of harmful, thermal air pollution released into the environment.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future," "plan" or "planned," "expects" or "projected." These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the Company's control, which may cause actual results to differ materially from stated expectations. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include (i) the Company’s ability to estimate 2014 revenue guidance; (ii) the Company’s ability to obtain adequate  financing to achieve its LED revenue objectives; (iii) the successful installation and efficacy of the Company’s LED lighting products; (iv) the successful integration of ALD’s operations into ForceField Energy; and (v) other factors without limitation, which are detailed in documents that we file from time to time with the Securities and Exchange Commission and available at www.sec.gov. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2013 and any updating information included in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

Non GAAP Measures – Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure of financial performance. It is only disclosed above to supplement the results of ALD’s operations reported in accordance with generally accepted accounting principles in the United States.  Adjusted EBITDA, for the purpose of the ALD acquisition, means earnings before interest, taxes, depreciation and amortization (EBITDA) plus certain expenses which were unique to ALD’s operations as a private company and will no longer be incurred post-acquisition.

Contact information

ForceField Energy Inc.
Richard ST Julien
(212) 672-1786
www.ForceFieldenergy.com